Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MiniMed Group, Inc. of our report dated August 26, 2025, except for the net sales by product category information included in Note 3 to the combined financial statements, as to which the date is October 28, 2025, relating to the combined financial statements of the Diabetes Business of Medtronic plc, which appears in Amendment No.3 to the Registration Statement on Form S-1 (No. 333-292284) of MiniMed Group, Inc.
/s/PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 9, 2026
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